Exhibit 10.3

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT, dated as of September 17, 2003, by and among Liberty Media Corporation, a Delaware corporation (“Liberty”), QVC, Inc., a Delaware corporation (“QVC”), QK Holdings, Inc., a Delaware corporation (“QK”), and Interactive Technology Holdings, LLC, a Delaware limited liability company (“ITH” and together with Liberty, QVC and QK, the “Liberty Reporting Persons”).

WHEREAS, ITH is the record holder of certain equity interests (“Company Securities”) in The Knot, Inc., a Delaware corporation (the “Company”) and has the right to acquire any Company Securities received by Mr. Randy Ronning in his capacity as director of the Company;

WHEREAS, ITH, QK and QVC were previously members of a reporting group which included Comcast Corporation and certain of its affiliates;

WHEREAS, QK is the managing member of ITH and a wholly owned subsidiary of QVC;

WHEREAS, Liberty has acquired all of Comcast Corporation’s equity interest in QVC and, as a result, Liberty currently owns approximately 98% of the outstanding common stock of QVC;

WHEREAS, Liberty, QVC and QK may be deemed to beneficially own the Company Securities with ITH; and

WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the Liberty Reporting Persons hereby agree to prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company Securities.

NOW, THEREFORE, the Liberty Reporting Persons hereby agree as follows:

1.     The Liberty Reporting Persons will prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company Securities (the “Schedule 13D”), and the Schedule 13D shall be filed on behalf of each of them.

2.     Each party hereto shall be responsible for the timely filing of the Schedule 13D and any necessary amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that it knows or has reason to believe that such information of such other party is inaccurate.

3.     This Agreement shall continue as to each Liberty Reporting Person unless and until terminated by such Liberty Reporting Person as to itself, in which case this Agreement shall then continue as to all remaining Liberty Reporting Persons.

4.     This Agreement supercedes and replaces any joint filing agreements with respect to the reporting of beneficial ownership of Company Securities to which ITH, QK and QVC are parties, and any such joint filing agreements are hereby terminated as to each of ITH, QK and QVC.

5.     Charles Y. Tanabe and Neal S. Grabell shall be designated as the persons authorized to receive notices and communications on behalf of the Liberty Reporting Persons with respect to the Schedule 13D and any amendments thereto.

6.     This Agreement may be included as an Exhibit to the Schedule 13D and any amendments thereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LIBERTY MEDIA CORPORATION

By:	/s/ Charles Y. Tanabe
	Name:	Charles Y. Tanabe
	Title:	Senior Vice President

QVC, INC.

By:		/s/ Neal S. Grabell
	Name:	Neal S. Grabell
	Title:	Senior Vice President and General Counsel

QK HOLDINGS, INC.

By:	/s/ David M. Apostolico
	Name:	David M. Apostolico
	Title:	President

INTERACTIVE TECHNOLOGY HOLDINGS, LLC
By: QK HOLDINGS, INC., Managing Member

By:		/s/ David M. Apostolico
	Name:	David M. Apostolico
	Title:	President of QK Holdings, Inc.